SECURITIES PURCHASE AGREEMENT
          SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 14, 2007, by and among Akorn, Inc., a Louisiana corporation with headquarters located at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 (the “Company”), and Serum Institute of India Ltd., a Company incorporated under the laws of India, having its principal place of business at S. No. 212/2, OffSoli Poonawalla Road, Hadapsar, Pune — 411 028, Maharashtra, India (“Investor”).
WHEREAS:
          A. The Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.
          B. Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of the Common Stock, no par value per share, of the Company (the “Common Stock”), set forth opposite Investor’s name in column two (2) of Exhibit A (the “Common Shares”).
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Investor agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
          “Advice” has the meaning set forth in Section 6.5.
          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York or Buffalo Grove, Illinois are authorized or required by law to remain closed.
          “Closing” means the closing of the purchase and sale of the Common Shares pursuant to Section 2.2.
          “Closing Date” means the date and time of the Closing and shall be 5:00 p.m., New York City Time, on such date as is mutually agreed to by the Company and Investor after satisfaction of the conditions to Closing set forth in Article V.

          “Commission” means the Securities and Exchange Commission.
          “Common Shares” means an aggregate of 1,000,000 shares of Common Stock, which are being issued and sold by the Company to Investor at the Closing.
          “Common Stock” means the common stock of the Company, no par value per share.
          “Company Counsel” means Luce, Forward, Hamilton & Scripps LLP, counsel to the Company.
          “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
          “DWAC Fees” means fees payable to the Transfer Agent’s Deposit Withdrawal Agent for the electronic transmission of shares of Common Stock by crediting the account of Investor’s broker with Depository Trust Company Fast Automated Securities Transfer through the Transfer Agent’s Deposit Withdrawal Agent Commission system.
          “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.
          “Effectiveness Period” has the meaning set forth in Section 6.1(b).
          “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.
          “Event” has the meaning set forth in Section 6.1(d).
          “Event Payments” has the meaning set forth in Section 6.1(d).
          “Excluded Events” has the meaning set forth in Section 6.1(d).
          “8-K Filing” has the meaning set forth in Section 4.5.
          “Filing Date” means the day 60 days after the Closing Date.
          “Holders of Existing Rights” shall mean the Kapoor Trust, AEG Partners, LLC, former holders of the Series B Preferred Stock, former holders of the Series A Preferred Stock, current and former holders of warrants issued in connection with the Series B Preferred Stock, current and former holders of warrants issued in connection with the Series A Preferred Stock, the investors in the Company’s private offering pursuant to that certain Securities Purchase Agreement dated March 1, 2006, and Investor.

          “Indemnified Party” has the meaning set forth in Section 6.4(c).
          “Indemnifying Party” has the meaning set forth in Section 6.4(c).
          “Intellectual Property Rights” has the meaning set forth in Section 3.1(r).
          “Kapoor Trust” means The John N. Kapoor Trust dated 9/20/89.
          “Knowledge of the Company”, “to the knowledge of the Company”, “to the Company’s knowledge” or any phrase of similar import shall be deemed to mean only to the actual knowledge, without investigation or inquiry, of either of Arthur S. Przybyl, the Chief Executive Officer of the Company, or Jeffrey A. Whitnell, the Chief Financial Officer of the Company.
          “LaSalle Bank” means LaSalle Bank, National Association.
          “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, except for any Permitted Liens.
          “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.
          “Material Adverse Effect” has the meaning set forth in Section 3.1(b).
          “Material Permits” has the meaning set forth in Section 3.1(t).
          “NASD” has the meaning set forth in Section 3.2(k).
          “NASDAQ” means the NASDAQ Global Market.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Liens” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction disclosed in or contemplated by the SEC Reports, and any purchase money security interests and any Liens (i) in favor of LaSalle Bank or incurred in connection with the Senior Credit Agreement or the transactions associated therewith, and (ii) in favor of Standard Mortgage Investors, LLC or incurred in connection with the Company’s mortgage agreement with Standard Mortgage Investors, LLC.
          “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.
          “Plan of Distribution” shall mean the Plan of Distribution attached hereto as Exhibit C, which shall be contained in the Registration Statement.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Registrable Securities” means any Common Stock issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission, and (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
          “Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          “Required Effectiveness Date” means the earlier of (1) the 120th calendar day following the Filing Date or (2) in the event the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the fifth (5th) Trading Day following the date on which the Company is so notified.
          “Required Senior Lenders” shall mean “Required Lenders” as such term is defined in the Senior Credit Agreement.
          “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
           “SEC Reports” has the meaning set forth in Section 3.1(f).
           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
           “Securities Laws” means the rules and regulations, existing on the date hereof, of the Securities Act and the Exchange Act, as amended.
           “Senior Credit Agreement” shall mean that certain Credit Agreement dated as of October 7, 2003 by and among the Company, Akorn (New Jersey), Inc., the financial institutions from time to time party thereto, as lenders, and LaSalle Bank, as administrative agent, as such Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time.
           “Series A Preferred Stock” means the Company’s Series A 6% Participating Convertible Preferred Stock.
           “Series B Preferred Stock” means the Company’s Series B 6% Participating Convertible Preferred Stock.
           “Shares” means shares of the Company’s Common Stock.
          “Subsidiary” means any Person in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).
          “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ Global Market (or any successor thereto), or (c) if trading ceases to occur on the NASDAQ Global Market (or any successor thereto), any Business Day.
           “Trading Market” means NASDAQ or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
           “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and the Transfer Agent Instructions.
           “Transfer Agent” means Computershare Investor Services LLC, or any successor transfer agent for the Company.
           “Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
ARTICLE II
PURCHASE AND SALE
     2.1 Purchase Price. Investor hereby agrees to pay to the Company the purchase price for the Common Shares by delivery of cash in an amount equal to (i) the number of Common Shares multiplied by (ii) $ 7.01 (the “Purchase Price”), in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to Investor by the Company for such purpose.
     2.2 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to Investor, and Investor shall purchase from the Company, the Common Shares. The date and time of the Closing and shall be 5:00 p.m.,

New York City Time, on the Closing Date. The Closing shall take place at the offices of Company Counsel or such other location as the parties shall mutually agree.
     2.3 Closing Deliveries.
           (a) At the Closing, the Company shall deliver or cause to be delivered to Investor the following:
                (i) one or more stock certificates (or facsimile copies thereof), free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Company Shares equal to the number of Shares set forth opposite Investor’s name on Exhibit A hereto under the heading “Common Shares,” registered in the name of Investor; and
                (ii) duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent.
           (b) At the Closing, Investor shall deliver or cause to be delivered to the Company the following:
                (i) the Purchase Price;
                (ii) a completed copy of Exhibit B-1, Stock Certificate Questionnaire;
                (iii) a completed copy of Exhibit B-2, Registration Statement Questionnaire; and
                (iv) a completed and executed copy of Exhibit B-3, Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows:
           (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. All of the capital stock or comparable equity interests of each Subsidiary owned directly or indirectly by the Company are free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
           (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) materially and adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).
          (c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been (or upon delivery will be) duly authorized by all necessary action on the part of the Company and no further consent or action is, or will be, required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right (A) could not reasonably be expected to have a Material Adverse Effect or (B) is waived pre-Closing, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect. The Common Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.
          (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.5 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) applications(s) to each applicable Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (v) the waiver and consent from each of the LaSalle Bank and the Kapoor Trust set forth in ARTICLE V of this Agreement, and (vi) notice of the filing of the Registration Statement to certain Holders of Existing Rights.
          (f) Capitalization. The capitalization of the Company as of December 31, 2006, is as set forth in the most recent applicable SEC Report, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee and director benefit plans disclosed in the SEC Reports, (ii) outstanding warrants, options or other securities disclosed in the SEC Reports, or (iii) transactions disclosed in the SEC Reports. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and are not subject to any enforceable preemptive rights or similar rights to subscribe for or purchase securities granted by law. Without limiting the foregoing, except as set forth in the SEC Reports, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Common Shares or the issuance and sale thereof. Upon delivery, no further approval or authorization of any stockholder, the Board of Directors of the Company or others will be required for the issuance and sale of the Common Shares, including under Trading Market rules. Except as disclosed in the SEC Reports, or in filings with the SEC under Sections 13 or 16 of the Exchange Act with respect to ownership of Company securities, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
          (g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act and the Securities Act, whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the reports required to be filed by the Company under the Exchange Act for the twenty-four months preceding the date hereof comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as disclosed in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting or the identity of its auditors, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.
          (h) Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.
          (i) Compliance. Except as disclosed in the Company’s SEC Reports, neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not or will not have been waived prior to Closing that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, which default has not been waived in writing, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any law, statute, rule or regulation of any governmental or regulatory authority.
          (j) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.
          (k) No General Solicitation. Neither the Company, nor, to the Company’s knowledge, any of its affiliates, nor any Person acting on its or, to the Company’s knowledge, on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.
          (l) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
          (m) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Common Shares as contemplated hereby or (ii) cause the offering of the Common Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.
          (n) Form S-3 Eligibility. The Company is eligible to register the Common Shares for resale by Investor using Form S-3 promulgated under the Securities Act.
          (o) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which, to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted during such twelve month period to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.
          (p) Registration Rights. Except as disclosed in or contemplated by the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including

“piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.
          (q) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Common Shares and Investor’s ownership of the Common Shares.
          (r) Disclosure. The Company understands and confirms that Investor will rely on the foregoing representations, the SEC Reports and other information, if any, produced by Investor’s investigation of the Company in effecting transactions in securities of the Company. All disclosure provided by the Company to Investor in this Agreement regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that Investor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
          (s) Acknowledgment Regarding Investor’s Purchase of Common Shares. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Investor’s purchase of the Common Shares. The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
          (t) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have does not have a Material Adverse Effect (collectively, the “Intellectual

Property Rights”). Neither the Company nor any Subsidiary has received a written notice that any of such Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable and, to the Company’s knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights.
          (u) Insurance. The Company and the Subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. To the Company’s knowledge, neither the Company nor any Subsidiary has been notified that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
          (v) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits does not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.
          (w) Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability. The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the periods since December 31, 2003 in which the Company’s filings under the Exchange Act have been prepared; (b) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Company’s filings under the Exchange Act their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by such filings since December 31, 2003 under the Exchange Act based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting have been identified.
          (x) Sarbanes-Oxley Act. To the Company’s knowledge, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

          (y) Broker; Agent. The Company shall (i) pay for, and (ii) indemnify and hold harmless Investor from and against all fees, commissions or other payments owing to any broker, finder or intermediary acting on behalf of the Company, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.
     3.2 Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:
          (a) Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the purchase by Investor of the Common Shares hereunder, has been duly authorized by all necessary action on the part of Investor. This Agreement has been duly executed and delivered by Investor and constitutes the valid and binding obligation of Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies.
          (b) No Public Sale or Distribution; Investment Intent. Investor understands that none of the Common Shares have been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, on Investor’s intent in connection therewith. Investor represents that it is acquiring the Common Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and Investor does not have a present arrangement to effect any distribution of the Common Shares to or through any person or entity; provided, however, that, except as set forth in Sections 3.2(h) and 4.8, by making the representations herein, Investor does not agree to hold any of the Common Shares for any minimum or other specific term and reserves the right to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
          (c) Investor Status. At the time Investor was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
          (d) Experience of Investor. Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Common Shares and is able to afford a complete loss of such investment.
          (e) Access to Information. Investor acknowledges that it has been provided and has carefully reviewed the Company’s SEC Reports, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the additional risk factors specific to the Common Stock, and all other information regarding the Company which Investor has requested or desired to know and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of Investor or its representatives or counsel shall modify, amend or affect Investor’s right to rely on the truth and accuracy of the Company’s representations and warranties contained in the Transaction Documents. Investor acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
          (f) No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.
          (g) No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby and thereby do not, and will not, (i) result in a violation of the certificate or articles of incorporation, Bylaws or other organizational or charter documents of Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree or other restriction of any court or government authority (including federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of Investor to consummate the transactions contemplated hereby.
          (h) Illegal Transactions. Neither Investor nor any person acting on its behalf or at its direction has engaged in any purchase or sale of Common Stock (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act) during the 5 Trading Days immediately preceding the date of this Agreement.
          (i) No Legal, Tax or Investment Advice. Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Investor in connection with the purchase of the Common Shares constitutes legal, tax or investment advice. Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares. Investor further acknowledges that Company Counsel has acted solely as legal counsel to the Company in connection with the transactions contemplated by this Agreement and that Company Counsel has not acted as counsel for Investor in connection therewith.
          (j) Private Placement. Investor represents that (i) Investor was contacted regarding the sale of the Common Shares by a representative of the Company with whom Investor had a prior substantial pre-existing relationship and (ii) no Common Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith Investor did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (B) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.
          (k) No Broker; Agent. Except as otherwise specifically set forth in Investor’s Registration Statement Questionnaire, Investor represents and warrants that Investor is not (a) a broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”), (b) a controlling stockholder of an NASD member, or (c) a person associated with a member of the NASD; provided, however, that any exception to the foregoing set forth in Investor’s Registration Statement Questionnaire shall be appropriately disclosed in the Plan of Distribution. Investor represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Investor shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of Investor hereunder.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) Investor covenants that the Common Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. Investor further expressly agrees that any sale by Investor of Common Shares pursuant to the Registration Statement shall be sold in a manner described under the Plan of Distribution, and, if then required to do so, Investor will deliver a copy of the Prospectus contained in the Registration

Statement to the purchaser or purchasers, directly or through Investor’s broker, in connection with such sale, in each case in compliance with the requirements of the Securities Act and Exchange Act applicable to such sale. In connection with any transfer of Common Shares other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k) except as otherwise set forth herein, the Company requires the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.
          (b) Investor agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Common Shares:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
Certificates evidencing Common Shares shall not be required to contain such legend or any other legend (i) after a transfer pursuant to a Registration Statement that is effective under the Securities Act covering the resale of such Common Shares, (ii) following any sale of such Common Shares pursuant to Rule 144, (iii) if such Common Shares are eligible for sale under Rule 144(k), (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission) in an opinion of (x) Company Counsel, or (y) counsel to Investor, the form and substance of which opinion shall be reasonably satisfactory to the Company, or (v) as otherwise set forth in Section 4.1(c) below. The Company shall cause its counsel to issue the written confirmation included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date.
          (c) On the basis of, and subject to, compliance by Investor with the covenants set forth in Section 4.1(a) above and elsewhere in this Agreement, upon the Effective Date, the Company shall as soon as practicable (but not later than three Trading Days) after surrender of legended certificates by Investor to the Company and notice of such surrender has been provided by Investor pursuant to Section 7.4 below cause certificates evidencing Common Shares previously issued to Investor to be replaced with certificates which do not bear the restrictive legends specified above in Section 4.1(b), and all Common Shares subsequently issued shall not bear the restrictive legend specified above in Section 4.1(b). Investor acknowledges that the removal of the restrictive legends from certificates representing Common Shares is predicated upon the Company’s reliance on Investor’s compliance with its covenants in Section 4.1(a) above and elsewhere in this Agreement. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1, except for stop orders provided for in Section 6.5 below. Notwithstanding the foregoing, the Company shall have no obligation to cause certificates evidencing Common Shares to be issued without, or replaced with certificates which do not bear, the restrictive legends as set forth in this Section 4.1(c) during any period that disposition of Registrable Securities is to be discontinued pursuant to Section 6.5 below.
     4.2 Furnishing of Information. As long as Investor owns Common Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Common Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Common Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Common Shares may reasonably request, to the extent required from time to time to enable such Person to sell such Common Shares without registration under the Securities Act within the requirements of the exemption provided by Rule 144.
     4.3 Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Shares in a manner that would require the registration under the Securities Act of the sale of the Common Shares to Investor or that would be integrated with the offer or sale of the Common Shares for purposes of the rules and regulations of any Trading Market.
     4.4 Reservation of Common Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.
     4.5 Securities Laws Disclosure; Publicity. On the Closing Date, or earlier if required to comply with applicable securities laws, including the requirements of Form 8-K, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement. The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby. Notwithstanding any other provision of this Agreement, the Company may make any securities filings regarding the transactions contemplated hereby, including the name of Investor, to the extent the Company reasonably believes the same to be prudent in connection with its disclosure obligations, its past practices and as otherwise required by law or any securities exchange upon which the Company’s securities may be listed.
     4.6 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Common Shares for general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.
     4.7 Certain Existing Rights. Investor hereby acknowledges that the Company has previously granted certain rights to the Holders of Existing Rights, including, among other rights, registration rights, preemptive rights, anti-dilution rights, rights to acquire Common Stock and rights to receive dividends (in cash or Common Stock), as disclosed in the SEC Reports. Investor hereby agrees that, notwithstanding any other representations, warranties, covenants or agreements set forth in the Transaction Documents, none of the existing rights of any of the Holders of Existing Rights shall breach, negate or conflict with any of the representations, warranties, covenants or agreements set forth in the Transaction Documents. Investor further agrees that the Company, in its sole discretion, has the right to renegotiate, settle, payoff or retire any of the existing rights or obligations to the Holders of Existing Rights and that such actions shall not breach, negate or conflict with any of the representations, warranties, covenants or agreements set forth in the Transaction Documents.
     4.8 Market Stand-Off. Investor agrees that from the time Investor was first contacted regarding the transactions contemplated hereby, until the 8-K Filing pursuant to Section 4.5 above, Investor has not and shall not, directly or indirectly, through related parties or otherwise, sell or purchase or otherwise deal in or with any equity security of the Company.
     4.9 Prohibited Transactions. Investor will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable Securities Laws. Investor will comply with all applicable Securities Laws in the holding and sale of the Common Shares.
     4.10 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Common Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Common Shares for, sale to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.

ARTICLE V
CONDITIONS
     5.1 Conditions Precedent to the Obligations of Investor. The obligation of Investor to acquire Common Shares at the Closing is subject to the satisfaction or waiver by Investor, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and
          (b) Performance. The Company and Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, including delivery of the items set forth in Section 2.3(a).
          (c) LaSalle Bank Waiver and Consent. The Company shall have received a waiver and consent from LaSalle Bank to this Agreement and the transactions contemplated hereby.
          (d) Kapoor Trust Waiver. The Company shall have received a waiver from the Kapoor Trust to this Agreement and the transactions contemplated hereby.
          (e) Additional Listing Application. The Registrable Securities shall have been approved for listing on NASDAQ.
     5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Common Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and
          (b) Performance. Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Investor at or prior to the Closing, including delivery of the items set forth in Section 2.3(b).
          (c) LaSalle Bank Waiver and Consent. The Company shall have received a waiver and consent from LaSalle Bank to this Agreement and the transactions contemplated hereby.
          (d) Kapoor Trust Waiver. The Company shall have received a waiver from the Kapoor Trust to this Agreement and the transactions contemplated hereby.
          (e) Additional Listing Application. The Registrable Securities shall have been approved for listing on NASDAQ.

ARTICLE VI
REGISTRATION RIGHTS
     6.1 Shelf Registration.
          (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act and as consented to by Investor) and shall contain (except if otherwise directed by Investor or the Commission) the Plan of Distribution.
          (b) The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the “Effectiveness Period”).
          (c) The Company shall notify Investor in writing promptly (and in any event within three Business Days) after receiving notification from the Commission that the Registration Statement has been declared effective.
          (d) Should an Event (as defined below) occur, then on every monthly anniversary thereof until the applicable Event is cured and on the date of such cure, as total and complete relief for the damages suffered therefrom by the Investors (which remedy shall be the exclusive remedy available under this Agreement, at law or in equity), the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to $0.0526 per Common Share then owned. The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments”. Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1% per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. In no event shall the Company be obligated to pay aggregate Event Payments in an amount greater than the dollar amount equal to seven and one-half percent (7.5%) of total purchase price. For avoidance of doubt, the parties hereto agree that the Event Payments set forth in this Section 6.1(d) relate solely to the Common Shares to be issued under this Agreement.
          For such purposes, each of the following shall constitute an “Event”:
               (i) the Registration Statement, insofar as it required to cover Common Shares, is not filed on or prior to the Filing Date or is not declared effective on or prior to the

Required Effectiveness Date; provided, however, that the Company shall have no liability hereunder for a failure to meet the deadlines set forth herein caused by a delay resulting from the actions or inactions of the Investor;
               (ii) except (A) as provided for in Section 6.1(e), (B) if the Company is involved in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (C) a merger or consolidation of the Company or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests of the surviving entity or acquirer (clauses (B) and (C), collectively, the “Excluded Events”), the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period so long as the Investor holds any Common Shares; or
               (iii) after the Registration Statement is filed with and declared effective by the Commission and prior to the expiration of the Effectiveness Period so long as the Investor holds any Common Shares, such Registration Statement ceases to be effective for 20 Trading Days in a 365 day period without being succeeded within 15 Trading Days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission.
          Notwithstanding the foregoing, the Company and the Investor hereby acknowledge that (i) the Investor’s right to receive Event Payments in cash is subordinate to the Company’s obligations under the Senior Credit Agreement as in effect on the date hereof, (ii) the Company cannot make any Event Payments in cash to the Investor pursuant to this Section 6.1(d) without (x) the prior written consent of the Required Senior Lenders or (y) unless the Company’s obligations under the Senior Credit Agreement are satisfied.
          (e) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to Investor, suspend sales under a Registration Statement after the Effective Date thereof and/or require that Investor immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding with such registration at such time. Upon receipt of such notice, Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until Investor has received copies of a supplemented or amended Prospectus or until Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6.1(e) may be exercised for a period of no more than 20 days at a time and not more than three times in any twelve-month period without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of Investor to publicly resell their Registrable Securities pursuant to such effective Registration Statement.
     6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of Investor. The Company shall reflect in each such document when so filed with the Commission such comments as Investor may reasonably propose. Notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver or make available to Investor any Registration Statement or Prospectus containing any material, nonpublic information unless Investor specifically consents in advance to receive such material, nonpublic information in writing and Investor has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.
          (b) (i) Subject to Section 6.1(e), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 15 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide Investor true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by Investor set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) Notify Investor as promptly as reasonably possible, and (if requested by Investor confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (v) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (d) Use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.
          (e) If requested by Investor, provide Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
          (f) Subject to the limitations set forth in Section 6.2(a), promptly deliver to Investor, without charge, a reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as Investor may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
          (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to Investor evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.
          (h) Prior to any public offering of Registrable Securities, use its commercially reasonable best efforts to register or qualify or cooperate with Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (i) Cooperate with Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as Investor may reasonably request.
          (j) Upon the occurrence of any event described in Section 6.2(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (k) Cooperate with any reasonable due diligence investigation undertaken by Investor in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company shall have no obligation to deliver or make available to Investor material, nonpublic information.
          (l) Comply with all rules and regulations of the Commission applicable to the registration of the Registrable Securities.
     6.3 Expenses.
          (a) Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to an aggregate of $5,000 for fees and disbursements of counsel to Investor, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.
          (b) Selling Expenses. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the aggregate fees and expenses of legal counsel for Investor relating to the sale of securities registered by or on behalf of Investor shall be borne by Investor.
     6.4 Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Investor, the officers, directors, partners, members, agents and employees of Investor, each Person who controls Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Investor furnished in writing to the Company by Investor for use therein, or to the extent that such information relates to Investor or Investor’s proposed method of distribution of Registrable Securities, or (B) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iii)-(v), the use by Investor of an outdated or defective Prospectus after the Company has notified Investor in writing that the Prospectus is outdated or defective and prior to the receipt by Investor of the Advice contemplated in Section 6.5. The Company shall notify Investor promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be liable to Investor under this Section 6.4(a) to the extent that Losses giving rise to an indemnification obligation hereunder are the result of fraud committed by Investor.
          (b) Indemnification by Investor. Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by Investor to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding Investor furnished to the Company by Investor expressly for use therein, or to the extent that such information relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iii)-(v), the use by Investor of an outdated or defective Prospectus after the Company has notified Investor in writing that the Prospectus is outdated or defective and prior to the receipt by Investor of the Advice contemplated in Section 6.5. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation except in the event of fraud by such Investor and such fraud gave rise in whole or in part to such Losses. Notwithstanding the foregoing, Investor shall not be liable under this Section 6.4(b) to the extent that Losses giving rise to such indemnification obligation are the result of fraud committed by the Company.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof.
          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding after prompt notice of such proceeding pursuant to the preceding paragraph; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to immediately exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party (i) shall have no obligation to pay such expenses should the Indemnified Party fail to provide prompt notice of a claim for indemnification under this Section and (ii) may require an Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the event of fraud by Investor and such fraud gave rise in whole or in part to such Losses. In addition, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6.5 Dispositions. Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(iii), (iv) or (v), Investor will discontinue disposition of such Registrable Securities under the Registration Statement until Investor’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
     6.6 No Piggyback on Registrations. Except as disclosed in or contemplated by the SEC Reports, neither the Company nor any of its security holders (other than Investor in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.
     6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to Investor written notice of such determination and if, within ten days after receipt of such notice, Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities Investor requests to be registered.
     6.8 No Restraint on Registration. Investor shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Agreement as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement
ARTICLE VII
MISCELLANEOUS
     7.1 Termination. This Agreement may be terminated by the Company or Investor, by written notice to the other party, if the Closing has not been consummated by the third Business Day following the date of the Company’s receipt of the final notice of the approval or disapproval by NASDAQ of the listing of the Registrable Securities pursuant to the Company’s additional listing application filed pursuant to Section 6.2(g) above.
     7.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, DWAC Fees (provided the Transfer Agent is participating in the Depository Trust Company Fast Automated Securities Transfer program), stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Common Shares.
     7.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
     7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
     7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor. Investor may assign its rights under this Agreement to any Person to whom Investor assigns or transfers any Common Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Common Shares, by the provisions hereof that apply to Investor and the assignor shall remain liable for the continued performance of all its obligations under this Agreement. Notwithstanding anything to the contrary herein, Common Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Common Shares.
     7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified

Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.
     7.9 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF LOUISIANA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.
     7.10 Survival. The representations and warranties contained herein shall survive the Closing for a period of one (1) year. All covenants in this Agreement shall survive the Closing indefinitely (or for such shorter period as may be expressly set forth herein).
     7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Investor exercises a right, election, demand or option owed to Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided (including any applicable cure period), then, prior to the performance by the Company of the Company’s related obligation, Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
     7.14 Replacement of Common Shares. If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith, including a customary and reasonable bond, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares.
     7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.
     7.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
[SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

The Company:		Investor:

AKORN, INC.		SERUM INSTITUTE OF INDIA LTD.

By:	/s/ Jeffrey A. Whitnell	By:	/s/ Dr. Cyrus Soli Poonawalla

Name: Jeffrey A. Whitnell		Name: Dr. Cyrus Soli Poonawalla
Title: Chief Financial Officer		Title: Chairman & Managing Director

Address for Notice:		Address:212/2 Off Soli Poonawalla Road
2500 Millbrook Drive		Hadapsar, Pune 411028 India
Buffalo Grove, Illinois 60089

Facsimile No.: (847) 279-6151		Facsimile No.: 20 26133228
Telephone No.: (847) 279-6123		Telephone No.: 91 20 26993900
Attn: Chief Financial Officer		Attn: Chairman

With a copy to: Luce, Forward, Hamilton & Scripps LLP		With a copy to: Makarand Karkare Company Secretary, Serum Institute of India
Facsimile: (619) 645-5339		Facsimile No.: 91 20 26133228
Telephone: (619) 699-2526		Telephone No.: 91 20 26100341
Attn: Kurt L. Kicklighter, Esq		Attn: Company Secretary

Exhibits:

A	Schedule of Common Shares

B	Instruction Sheet For Investor

C	Plan of Distribution

D	Company Transfer Agent Instructions

Exhibit A
Schedule of Common Shares

Investor	Common Shares
Serum Institute of India	1,000,000

Exhibit B
INSTRUCTION SHEET FOR INVESTOR
(to be read in conjunction with the entire Securities Purchase Agreement)
A. Complete the following items in the Securities Purchase Agreement:
1.	Complete and execute the Signature Page.
The Agreement must be executed by an individual authorized to bind Investor.
2.	Exhibit B-1 — Stock Certificate Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire;
3.	Exhibit B-2 — Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire.
4.	Exhibit B-3 — Investor Certificate:
Provide the information requested by the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-3).
5.	Return, via facsimile or pdf by e-mail, the signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-3, to:
Luce, Forward, Hamilton & Scripps LLP
Del Mar Gateway
11988 El Camino Real, Suite 200
San Diego, CA 92130-2592
Facsimile: (858) 523- 4312
Telephone: (858) 720-6361
E-mail: censz@luce.com
Attn: Chad R. Ensz
6.	After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-3 to:
Luce, Forward, Hamilton & Scripps LLP
Del Mar Gateway
11988 El Camino Real, Suite 200
San Diego, CA 92130-2592
Facsimile: (858) 523- 4312
Telephone: (858) 720-6361
Attn: Chad R. Ensz

B. Instructions regarding the transfer of funds for the purchase of Shares will be telecopied to Investor by the Company at a later date.
C. Upon the resale of any Shares by Investor after the Registration Statement covering any Shares is effective, as described in the Purchase Agreement, Investor:
(i)	must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at Investor’s request); and

(ii)	must send a letter in the form of Exhibit C to the Company and the Company’s transfer agent so that the Shares may be properly transferred.

Exhibit B-1
AKORN, INC.
STOCK CERTIFICATE QUESTIONNAIRE
          Please provide us with the following information and either type or write clearly and legibly:

1. The exact name that the Common Shares are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2. The relationship between Investor and the Registered Holder listed in response to item 1 above:

3. The mailing address, telephone and telecopy number of the Registered Holder listed in response to item 1 above:

4. The Tax Identification Number of the Registered Holder listed in response to item 1 above:

Exhibit B-2
AKORN, INC.
REGISTRATION STATEMENT QUESTIONNAIRE
          The attached questionnaire requests information to be used to prepare a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with a proposed public offering of common stock of Akorn, Inc. (the “Company”). The questionnaire is being distributed to each person who holds or has rights to securities being registered pursuant to the Registration Statement.
          The italicized terms in the questionnaire are defined in the Appendix to the questionnaire. These definitions are important in assisting you to complete the questionnaire properly.
          Due to the compressed timeline required to file the Registration Statement, to be named as a selling securityholder in the prospectus, beneficial owners shall complete and deliver the questionnaire by no later than the closing date of the transaction contemplated by the Securities Purchase Agreement to which the questionnaire is attached. Failure to complete the questionnaire and deliver it to the Company by such date may delay such owner from being named as selling securityholder in the prospectus and such owner may not be permitted to sell any registrable securities pursuant to the Registration Statement until they are named as selling securityholder.
          The information you supply in response to the questionnaire will be used to assure that certain data to be included in the Registration Statement will be correct. Please exercise great care in completing the questionnaire. Under certain circumstances, selling security holders are subject to personal liability if the Registration Statement misrepresents a material fact or omits a material fact. Your best defense, if the Registration Statement is defective, is that you exercised due diligence as to the accuracy of the Registration Statement. Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.
          All questions should be answered. If the answer to any question is “0” or “no” or “none,” please so state. Should you fail to provide any answer, we will assume such answer is negative. Unless a question otherwise states, answers should be given as of the date you complete the questionnaire.

QUESTIONNAIRE
          The undersigned beneficial owner (the “Selling Securityholder” or “you”) of registrable securities hereby gives notice to the Company of its intention to sell or otherwise dispose of registrable securities beneficially owned by it and listed below in Question 3 pursuant to the Registration Statement.
          If the Selling Securityholder transfers all or any portion of the registrable securities listed in Question 3 after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the Company at the time of the transfer.
          If the Selling Securityholder receives any information from the Company regarding the Registration Statement or the related prospectus, including copies and drafts thereof, the Selling Securityholder acknowledges that such material may contain material non-public information. The Selling Securityholder understands that the Company shall request the Selling Securityholder’s prior written consent to provide such information, including copies and drafts of the Registration Statement and the related prospectus, and that the Company shall be under no obligation to provide such information to the Selling Securityholder unless such Selling Securityholder agrees to (i) receive such information and (ii) refrain from trading in any Company security for so long as such information remains material, nonpublic information. The Selling Securityholder accepts that, should the Selling Securityholder agree to receive such information, Selling Securityholder waives any obligations, representations or covenants of the Company which would prevent it, or any of its respective officers, directors, employees and agents, from providing Selling Securityholder with any material, nonpublic information regarding the Company.
          The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	(a) Full name of the Selling Securityholder exactly as it should appear in the Registration Statement:

(b) Full legal name of registered holder (if not the same as (a) above) through which registrable securities listed in Question 3 below are held:

2.	Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial ownership of registrable securities [Source: Form S-3 Item 7; Reg. S-K Item 507]:

(a) Type and principal amount of registrable securities beneficially owned (please list securities owned before and after the purchase pursuant to the Securities Purchase Agreement separately):

4.	(a) Identify the person or persons (a person may be an entity) who has voting and/or investment control over the Selling Securityholder. In this context, a person who has “voting control” includes a person who has or shares the power to vote, or direct the voting of, securities issued by the Selling Securityholder. A person who has “investment control” includes a person who has or shares the power to dispose, or direct the disposition of, securities issued by the Selling Securityholder. In some cases, the appropriate response may be that no person has voting and/or investment control over the Selling Securityholder, in which case, please respond to (c) below.

(b) If the person identified above does not file periodic reports with the SEC, identify the natural person with voting and/or investment control over such person identified above.

(c) If there is no person or persons (a person may be an entity) who has voting and/or investment control over the Selling Securityholder, indicate whether there is a committee or board of directors that holds the voting and/or investment control over the Selling Securityholder, and name the natural persons that comprise such committee or board.

5.	(a) Is the Selling Securityholder a registered broker-dealer?

___ Yes ___ No

(b) Is the Selling Securityholder directly or indirectly an affiliate or associate of any member firm of the National Association of Securities Dealers, Inc. (the “NASD”)?

___ Yes ___ No

If “Yes,” identify the affiliated registered broker-dealer.

(c)	Have you made any subordinated loan to any member firm of the NASD?
Yes ___ No ___
               If the answer is “Yes,” please set forth the details of such loan, including the original amount(s), date(s), interest rate(s), other material terms, and amount(s) outstanding as of the date this questionnaire is completed and executed.
(d)	Are you aware of any holder of securities of the Company or any subsidiary, other than the officers and directors of the Company, who is, or directly or indirectly is an affiliate or associate of, a member firm of the NASD?
Yes ___ No ___
               If the answer is “Yes,” please set forth below the name of such person, the number and class of securities held, the date such securities were acquired, the price paid, and the nature of the affiliation or association (all to the extent known to you).

6.	Please list the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, as of the date this questionnaire is completed and executed, by the persons named below (other than any shares which the persons named below have the right to acquire through the exercise of any option, warrant, or other right or the conversion of a security). Please note that the answers stated below should include the shares listed in Question 3. [Source: Form S-3 Item 7; Reg. S-K Item 507].

Person	Number of Shares Beneficially Owned
Selling Securityholder

Selling Securityholder’s spouse*

Selling Securityholder’s minor children*

Any other relative of Selling Securityholder or of Selling Securityholder’s spouse who shares Selling Securityholder’s home (naming each such relative)*

Any other associate of Selling Securityholder (naming each such associate)

*	Please refer to the definition of beneficial ownership in the Appendix regarding the views of the Securities and Exchange Commission and some courts with respect to securities held by family members.

7.	Please list below the indicated information concerning any option, warrant, or other right to acquire, or any security convertible into, shares of Common Stock of the Company, or of any subsidiary of the Company, or any stock appreciation or similar right, beneficially owned, directly or indirectly, as of the date this questionnaire is completed and executed, by each person listed in Question 6. Please list each option, warrant, right, or convertible security separately. [Source: Form S-3 Item 7; Reg. S-K Item 507].

Description
	of Option,	Number of Shares
	Warrant,	which may be
	Right, or	Acquired on	Exercise or	Date First
	Convertible	Exercise or	Conversion	Exercisable or	Termination
Person	Security	Conversion	Price	Convertible	Date

8.	Was any security included in answer to Question 6 or 7 because the beneficial owner had the right to acquire beneficial ownership pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account, or similar arrangement?

Yes ___ No ___
          If the answer is “Yes,” please set forth the affected number of securities and the details concerning the right to acquire beneficial ownership, including exact dates when the right first comes into existence and number of shares as to which the right relates. [Source: Form S-3 Item 7; Reg. S-K Item 507].

9.	Do you know of any person or entity other than such persons or entities listed in the Company’s most recent Proxy Statement for the Annual Meeting of Shareholders on file with the SEC, which owns beneficially (including by virtue of any right to acquire securities) more than 5% of the shares of the outstanding Common Stock of the Company?

Yes ___ No ___
          If the answer is “Yes,” please state the name of such person or entity, identify the class of voting security, state the number of shares beneficially owned, and provide details concerning any right to acquire beneficial ownership. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company, such partnership, syndicate, or group must be considered as one “person.” [Source: Form S-3 Item 7; Reg. S-K Item 507].

10.	As to the securities indicated as being beneficially owned in answer to Question 6, 7, 8, or 9, does any person other than the person identified as the beneficial owner have

(a)	the sole or shared power to vote or to direct the vote of any of such securities? Yes ___ No ___
or

(b)	the sole or shared power to dispose or to direct the disposition of any of such securities? Yes ___ No ___
          If the answer is “Yes” to either of the foregoing questions, please set forth below the name and address of each person who has either such power or with whom the indicated beneficial owner shares either such power, together with the number of shares to which such right relates. [Source: Form S-3 Item 7; Reg. S-K Item 507].

11.	Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the Selling Securityholder) now has, proposes to have, or has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. [Source: Form S-3 Item 7; Reg. S-K Item 507].

State any exceptions here:

12.	Except as set forth below, when distributed pursuant to the Registration Statement, the Selling Securityholder (including its donees or pledgees) intends to distribute its registrable securities listed above in Question 3 only as follows (if at all): (1)·On any national securities exchange or quotation service at which our Common Stock may be listed or quoted at the time of sale; (2) In the over-the-counter market; (3) In private transactions; (4) Through options; (5) By pledge to secure debts and other obligations; (6) In ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases; (7) In block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (8) Through purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (9) In settlement of short sales; (10)Through the sale of a specified number of shares at a stipulated price per share by agreement between broker-dealers and the selling shareholders; (11) or a combination of any of the above methods. [Source: Form S-3 Item 8; Reg. S-K Item 508].

State any exceptions here:

13.	Do you intend to sell any shares of Common Stock pursuant to a registration statement other than the Registration Statement to which this questionnaire relates?

Yes ___ No ___

If the answer is “Yes,” please state the number of shares of Common Stock, the expected manner of sale, and the estimated date of the sale.

14.	Did you pay any premium on any insurance policy obtained in connection with the proposed offering which insures or indemnifies directors or officers of the Company against any liability they may incur in connection with the registration, offering, or sale of the Common Stock to be registered?

Yes ___ No ___

If the answer is “Yes,” please state the premium paid. [Source: Form S-3 Item 14; Reg. S-K Item 5011 Instr.].

THE REMAINING QUESTIONS NEED ONLY BE ANSWERED IF YOU BELIEVE YOU MAY BENEFICIALLY OWN 5% OR MORE OF THE COMPANY’S SHARES OF COMMON STOCK. IF YOU DO NOT NEED TO ANSWER THE FOLLOWING QUESTIONS, PLEASE TURN TO THE FINAL PAGE OF THIS QUESTIONNAIRE.

15.	Please describe any transaction since January 1, 2003, or any proposed transaction to which the Company or any subsidiary was, is, or is to be a party and in which
          (a) you,
          (b) any immediate family member, or
          (c) any firm, corporation, or other entity in which you or any immediate family member had, have, or will have a position or relationship had, have, or will have any direct or indirect interest, and indicate the nature and amount of such interest and the amount of such transaction.
          This question applies to any transaction with the Company or any subsidiary, whether or not in the ordinary course of business, other than transactions which arise solely out of a person’s status with respect to the Company or to a subsidiary and such person receives no extra or special benefit (e.g., dividends in the case of a stockholder or salaries or stock options in the case of a director, officer, or employee). [Source: Form S-3 Item 7; Reg. S-K Item 507].

16.	Do you know of any arrangement whereby more than 5% of the shares of the outstanding Common Stock of the Company is held or is to be held subject to any voting trust or similar agreement?

Yes ___ No ___

If the answer is “Yes,” please describe such arrangement.

The answers I have supplied to the questions in this questionnaire are true, complete, and correct to the best of my knowledge after reasonable inquiry. I will promptly notify Jeffrey A. Whitnell, the Company’s Chief Financial Officer, if any event of which I become aware should occur between now and the termination of the distribution of securities pursuant to the proposed public offering that would cause the answer to any question to change or cause the Registration Statement to contain a misrepresentation or omission of a material fact.
By signing below, the undersigned consents to the disclosure of the information contained herein, and in any corrected, amended or supplemental responses thereto, and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
By signing below, the undersigned acknowledges and agrees to maintain any information it receives from the Company relating to the Registration Statement or the related prospectus, or any amendment or supplement thereto, including drafts and copies thereof, confidential, and that it will not trade in the Company’s common stock based upon such information between the date any information it receives from the Company relating to the Registration Statement or the related prospectus, or any amendment or supplement thereto, including drafts and copies thereof, is provided to it and 72 hours after the date the Registration Statement or the applicable amendment or supplement thereto is filed with the SEC.

Date:

By:

Its:
PLEASE RETURN THE COMPLETED AND EXECUTED QUESTIONNAIRE TO:
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, IL 60089
Attention: CFO
Fax: 847.279.6123
Email: jeff.whitnell@akorn.com
with a copy to:
Luce, Forward, Hamilton & Scripps LLP
Del Mar Gateway
11988 El Camino Real, Suite 200
San Diego, CA 92130-2592
Facsimile: (858) 523- 4312
Telephone: (858) 720-6361
E-mail: censz@luce.com
Attn: Chad R. Ensz

APPENDIX
Affiliate-An “affiliate” of a specified person is a person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
Associate-The term “associate” means (1) any corporation or organization (except the Company and subsidiaries) of which you are an officer or partner, or of which you are, directly or indirectly, the owner beneficially of 10% or more of any class of equity securities, (2) any trust or other estate in which you have a beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity, or (3) your spouse, or any relative of yours or of your spouse who shares your home or who is a director or officer of the Company or of any subsidiary.
Beneficially-The term “beneficially” as applied to an interest in securities describes any interest in the securities in question which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record. Interests in securities held in an estate, trust, or partnership, or by a nominee, are examples of beneficial interests.
If you have any contract, understanding, relationship, agreement, or other arrangement with any other person with respect to securities, pursuant to which you obtain benefits substantially equivalent to the ownership of securities, you should consider such securities as “beneficially owned” by you. For purposes of this questionnaire, you will be regarded as having benefits substantially equivalent to ownership of securities if:
     (a) directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise you have or share: (i) voting power, which includes the power to vote, or to direct the voting of, the security; or (ii)investment power, which includes the power to dispose of, or to direct the disposition of, the security; or
     (b) you have the right to acquire beneficial ownership of the security, including but not limited to any right to acquire: (i) through the exercise of any option, warrant, or right; (ii) through the conversion of a security; (iii) pursuant to a power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; or
     (c) you can apply income from securities to meet expenses which you otherwise would meet from other sources.
You are also considered to be the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of such security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements pf Section 13(d) or 13(g) of the Securities Exchange Act. If you have any reason to believe that any interest you have in securities, however remote, might be described as a beneficial interest, please describe such interest.
The Securities and Exchange Commission has taken the view, with which some courts have agreed, that a person may be regarded as the beneficial owner of securities held in the name of the person’s spouse, minor children, or other relatives of the person or the person’s spouse who share the person’s home, if such relationship results in such person obtaining benefits substantially equivalent to ownership of such securities. We will assume, however, that you do not consider that you beneficially own any securities you list in answer to Questions 1, 2, and 3 as being owned by such persons. If you do consider that you are the beneficial owner of such securities, please list them as being owned by both you and such other person, and indicate that such securities are listed more than once.
Immediate Family Member-The term “immediate family member” includes your spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.
Subsidiary-The term “subsidiary” includes: Akorn (New Jersey), Inc.

Exhibit B-3
AKORN, INC.
CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, FOUNDATION AND JOINT INVESTORS
          If the investor is a corporation, partnership, trust, pension plan, foundation, joint Investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.
CERTIFICATE
          The undersigned certifies that the representations and responses below are true and accurate:
          (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of Investor and to take other actions with respect thereto.
           (b) Indicate the form of entity of the undersigned:
____ Limited Partnership
____ General Partnership
____ Corporation
           ___ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

(Continue on a separate piece of paper, if necessary.)
           ___ Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

(Continue on a separate piece of paper, if necessary.)
           ___ Other form of organization (indicate form of organization (                                                               ).
           (c) Indicate the approximate date the undersigned entity was formed:                .

          (d) In order for the Company to offer and sell the Common Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

___	1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	3. An insurance company as defined in Section 2(13) of the Securities Act;

___	4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___	5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	8. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	9. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

___	10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Exchange Act;

___	11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)
                 Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

Dated:                           , 20___

Name of investor

Signature and title of authorized officer, partner or trustee

Exhibit C
PLAN OF DISTRIBUTION
The selling stockholder, and any of its pledgees, assignees and successors-in-interest (including successors by gift, partnership distribution or other non-sale-related transfer effected after the date of this prospectus), may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
          The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder is not obligated to, and there is no assurance that the selling stockholder will, sell all or any of the shares we are registering. The selling stockholder may transfer, devise or gift such shares by other means not described in this prospectus.
          The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
          Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. The selling stockholder that is also a broker-dealer is an “underwriter” within the meaning of the Securities Act.
          The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of any of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus.
          The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by selling stockholder. If we are notified by selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.
          The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder.

Exhibit D
COMPANY TRANSFER AGENT INSTRUCTIONS
Computershare Investor Services LLC
2 North LaSalle Street
Chicago, IL 60602
Attention: Ladies and Gentlemen:
          Reference is made to that certain Securities Purchase Agreement, dated as of                , 2007 (the “Agreement”), by and among Akorn, Inc., a Louisiana corporation (the “Company”), and the investor listed on Exhibit A thereto (the “Holder”), pursuant to which the Company is issuing to the Holder shares (the “Common Shares”) of Common Stock of the Company, no par value per share (the “Common Stock”).
          This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon transfer or resale of the Common Shares.
          You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and such confirmation has not been rescinded, or (ii) sales of the Common Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) either (x) notice from the Company of the surrender of stock certificates for the purpose of having such certificates replaced with certificates which do not bear the restrictive legends pursuant to Section 4.1(c) of the Agreement, or (y) notice from legal counsel to the Company or any Holder that a transfer of Common Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) Business Days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares to the Holder (in the case of (c)(x)) or to the transferees registered in the names of such transferees (in the case of (c)(y)), and such certificates shall not bear any legend restricting transfer of the Common Shares thereby and should not be subject to any stop-transfer restriction, except as set forth in Section 6.5 of the Agreement.
          A form of written confirmation (to be used in connection with any sale) from the Company’s outside legal counsel that a registration statement covering resales of the Common Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit A.
          Please be advised that the Holder is relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

          Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (847) 279-6151.

Very truly yours, AKORN, INC.
By:
	Name:	Jeffrey A. Whitnell
	Title:	Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___ day of ___ 2007
COMPUTERSHARE INVESTOR SERVICES LLC

By:

Name:
Title:

Enclosures

Exhibit A
Form of Written Confirmation
Computershare Investor Services, LLC
2 North LaSalle Street
Chicago, IL 60602
RE:          Akorn, Inc.
Ladies and Gentlemen:
We are counsel to Akorn, Inc., a Louisiana corporation (the “Company”), and we understand that the investor listed on Exhibit A attached hereto and incorporated herein by reference (the “Holder”) holds equity securities of the Company as further described on Exhibit A.
In connection with the Company’s obligations under a Securities Purchase Agreement, dated as of ___, 2007, by and among the Company and the Holder (the “Securities Purchase Agreement”), on ___, 2007, the Company filed a Registration Statement on Form S-3 (File No. ___) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities (as defined below), which names the Holder as selling stockholder thereunder.
For purposes of this letter, the term “Registrable Securities” shall mean ___; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission, and (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered into an order declaring the Registration Statement effective under the Securities Act at _:00 p.m. PDT on ___, 2007, and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.
Based on the foregoing, we are of the opinion that the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.
Very truly yours,